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                                                                 Exhibit 10.23



                       THE GOODYEAR TIRE & RUBBER COMPANY
                                   (GOODYEAR)

                                       AND

                                 TBC CORPORATION
                                      (TBC)

                               10-YEAR COMMITMENT


           This Commitment, made the 4th day of November, 2003, by and between THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (hereinafter called "Goodyear") and TBC CORPORATION, a Delaware corporation, of Memphis, Tennessee (hereinafter called "TBC"), WITNESSETH:

           Goodyear has been supplying tires to TBC and TBC has been purchasing tires from Goodyear's former subsidiary The Kelly-Springfield Tire Company ("Kelly") and/or from Goodyear since 1963. Kelly and TBC entered into a 10-year commitment as of March 21, 1994.

           Goodyear and TBC now desire to strengthen their business relationship by pledging continued support to each other for another 10 years as they look ahead to new growth and strong leadership in the replacement tire industry.

           As a long-term reliable supplier, Goodyear pledges the following levels of support to TBC over the next 10 years: The assignment of a tire engineer to work closely with TBC's purchasing and engineering group to provide TBC with the latest and most innovative technology; continued high levels of product availability through the joint pursuit of advanced methods to determine the most accurate and efficient production levels required to meet current and future demand; and exchange of such marketing information which will allow both companies to achieve the highest levels of service to each other in all areas of their individual operations.

           As a long-term reliable customer, TBC pledges over the next 10 years continued loyalty in its purchases of products manufactured by Goodyear as TBC and Goodyear strive to provide state-of-the-art tire products to their customers, current and new, both in the United States and abroad, over the next 10 years and beyond.

           While this commitment is subject to the changing needs of both entities and to the changing needs of the replacement tire market, and to the terms and provisions of the parties' October 1, 1977 Supply Agreement, Goodyear and TBC agree to a long-term pledge of cooperation and teamwork as they strive to build and grow their own companies as well as the replacement tire industry.


                                          THE GOODYEAR TIRE & RUBBER COMPANY

                                          By  /s/ Jonathan D. Rich
                                              --------------------------


                                          TBC CORPORATION

                                          By  /s/ Lawrence C. Day
                                             ----------------------------